Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-125738, Form S-3 No. 333-68528, Form S-3 No. 333-75939, Form S-3 No. 333-51991, Form S-3 No. 333-106761, Form S-3 No. 333-131982 and Form S-3 No. 333-134721) of Hovnanian Enterprises, Inc. and in the related Prospectuses and in the Registration Statements (Form S-8 No. 333-113758, Form S-8 No. 333-106756, Form S-8 No. 333-92977, Form S-8 No. 333-56972, Form S-8 No. 033-36098, Form S-8 No. 002-92773, and Form S-8 No. 333-56640) of our report dated January 10, 2006, except for Note 10 for which the date is December 18, 2006, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc., and our report dated January 10, 2006 with respect to Hovnanian Enterprises, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hovnanian Enterprises, Inc., included in this Annual Report (Form 10-K/A) for the year ended October 31, 2005.

/s/ Ernst & Young LLP

New York, New York
December  18, 2006